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                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No.333-24483, No. 333-46482, No. 33-62198 and No. 33-57223 of Cardinal Health,
Inc. on Form S-3, Registration Statement No.333-74761 of Cardinal Health, Inc. on Form S-4, and Registration Statements No. 33-20895, No. 33-38022, No. 33-52537, No. 33-38021, No. 33-52539, No. 33-42357, No. 33-52535, No. 33-64337,
No. 333-72727, No. 333-91849, No. 33-63283-01, No. 333-01927-01, No.
333-11803-01, No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No.
333-56655-01, No. 333-71727, No. 333-68819-01, No. 333-90417, No. 333-90423, No.
333-90415, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No.
333-56006, No. 333-56008, No. 333-56010 and No. 333-53394 of Cardinal Health,
Inc. on Form S-8 of our report dated August 10, 1999, except for the first sentence of the fourth paragraph of Note 2 as to which the date is May 26, 2000, and the fiscal 1999 and 1998 amounts in Note 12 as to which the date is September 5, 2000, appearing in this Form 8-K/A of Cardinal Health, Inc.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
June 6, 2001